EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES THIRD QUARTER 2016 RESULTS

VERO BEACH, Fla., (November 8, 2016) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital," "Bimini," or the "Company"), today announced results of operations for the three month period ended September 30, 2016.

Third Quarter 2016 Highlights

	Net income of $1.2 million, or $0.09 per common share
	Book value per share of $5.62
Company to discuss results on Wednesday, November 9, 2016, at 10:00 AM ET

Details of Third Quarter 2016 Results of Operations

The Company reported net income of $1.2 million for the three month period ended September 30, 2016.   The results for the quarter included net interest income of $0.6 million, net gains on mortgage backed securities ("MBS") and derivative instruments of $0.2 million, gains on retained interests of $1.0 million, advisory services revenue of $1.4 million, dividends and net unrealized gains on Orchid Island Capital, Inc. ("Orchid") common stock of $0.8 million and operating expenses of $1.4 million.

Management of Orchid Island Capital, Inc.

Upon completion of its initial public offering, Orchid became externally managed and advised by Bimini and its MBS investment team pursuant to the terms of a management agreement. As manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the income statement for the current period. For the three months ended September 30, 2016, Bimini's statement of operations included a fair value adjustment of $0.2 million and dividends of $0.6 million from its investment in Orchid common stock.  Also during the three months ended September 30, 2016, Bimini recorded $1.4 million in advisory services revenue for managing Orchid's portfolio consisting of $1.1 million of management fees and $0.3 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
			Structured Security Portfolio
	Pass-Through		Interest-Only		Inverse Interest
	Portfolio		Securities		Only Securities		Sub-total		Total
Market Value - June 30, 2016	$107,865,801		$1,299,096		$1,673,106		$2,972,202		$110,838,003
Securities purchased	58,640,037		-		-		-		58,640,037
Securities sold	(31,278,884)		-		(15,454)		(15,454)		(31,294,338)
Gains on sale	(68,712)		-		(2,594)		(2,594)		(71,306)
Return of investment	n/	a	(194,835)		(139,987)		(334,822)		(334,822)
Pay-downs	(3,902,066)		n/	a	n/	a	n/	a	(3,902,066)
Premium lost due to pay-downs	(402,257)		n/	a	n/	a	n/	a	(402,257)
Mark to market gains	101,490		15,190		11,747		26,937		128,427
Market Value - September 30, 2016	$130,955,409		$1,119,451		$1,526,818		$2,646,269		$133,601,678

The tables below present the allocation of capital between the respective portfolios at September 30, 2016 and June 30, 2016, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2016.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 10.3% and 1.3%, respectively, for the third quarter of 2016. The combined portfolio generated a return on invested capital of approximately 7.9%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2016
Market value	$130,955,409	$1,119,451	$1,526,818	$2,646,269	$133,601,678
Cash equivalents and restricted cash(1)	5,912,868	-	-	-	5,912,868
Repurchase agreement obligations	(125,991,032)	-	-	-	(125,991,032)
Total(2)	$10,877,245	$1,119,451	$1,526,818	$2,646,269	$13,523,514
% of Total	80.4%	8.3%	11.3%	19.6%	100.0%
June 30, 2016
Market value	$107,865,801	$1,299,096	$1,673,106	$2,972,202	$110,838,003
Cash equivalents and restricted cash(1)	4,174,038	-	-	-	4,174,038
Repurchase agreement obligations	(103,724,730)	-	-	-	(103,724,730)
Total(2)	$8,315,109	$1,299,096	$1,673,106	$2,972,202	$11,287,311
% of Total	73.7%	11.5%	14.8%	26.3%	100.0%

(1)	Amount excludes restricted cash of $227,889 and $268,187 at September 30, 2016 and June 30, 2016, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended September 30, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only		Inverse Interest
	Portfolio	Securities		Only Securities		Sub-total		Total
Interest income (loss) (net of repo cost)	$897,872		$(16,868)	$32,240		$15,372		$913,244
Realized and unrealized gains (losses)	(369,479)	15,190		9,153		24,343		(345,136)
Hedge losses(1)	326,325	n/	a	n/	a	n/	a	326,325
Total Return	$854,718		$(1,678)	$41,393		$39,715		$894,433
Beginning capital allocation	$8,315,109	$1,299,096		$1,673,106		$2,972,202		$11,287,311
Return on invested capital for the quarter(2)	10.3%		(0.1)%		2.5%		1.3%	7.9%

(1)	Excludes gains of approximately $182,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the third quarter of 2016, the Company received approximately $4.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 13.6% for the third quarter of 2016. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
September 30, 2016	9.4	19.7	13.6
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3
December 31, 2015	7.9	13.7	10.4
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5

Portfolio

The following tables summarize the MBS portfolio as of September 30, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2016
Fixed Rate MBS	$130,955	98.0%	4.24%	350	1-Oct-46	NA	NA	NA
Total PT MBS	130,955	98.0%	4.24%	350	1-Oct-46	NA	NA	NA
Interest-Only Securities	1,120	0.9%	2.98%	226	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,527	1.1%	6.02%	293	25-Apr-41	NA	6.54%	NA
Total Structured MBS	2,647	2.0%	4.73%	264	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$133,602	100.0%	4.25%	348	1-Oct-46	NA	NA	NA
December 31, 2015
Fixed Rate MBS	$79,170	94.3%	4.26%	313	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate MBS	118	0.1%	4.00%	313	20-Jan-42	15.03	9.00%	1.00%
Total PT MBS	79,288	94.4%	4.26%	313	1-Sep-45	NA	NA	NA
Interest-Only Securities	2,554	3.0%	3.10%	242	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,146	2.6%	6.12%	301	25-Apr-41	NA	6.53%	NA
Total Structured MBS	4,700	5.6%	4.48%	269	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$83,988	100.0%	4.27%	310	1-Sep-45	NA	NA	NA

($ in thousands)
	September 30, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$123,322	92.3%	$42,065	50.1%
Freddie Mac	9,990	7.5%	40,928	48.7%
Ginnie Mae	290	0.2%	995	1.2%
Total Portfolio	$133,602	100.0%	$83,988	100.0%

	September 30, 2016	December 31, 2015
Weighted Average Pass Through Purchase Price	$110.31	$107.96
Weighted Average Structured Purchase Price	$5.91	$6.11
Weighted Average Pass Through Current Price	$110.92	$107.86
Weighted Average Structured Current Price	$6	$8.45
Effective Duration (1)	2.927	2.326

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.927 indicates that an interest rate increase of 1.0% would be expected to cause a 2.927% decrease in the value of the MBS in the Company's investment portfolio at September 30, 2016.  An effective duration of 2.326 indicates that an interest rate increase of 1.0% would be expected to cause a 2.326% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of September 30, 2016, the Company had outstanding repurchase obligations of approximately $126.0 million with a net weighted average borrowing rate of 0.74%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $133.5 million.  At September 30, 2016, the Company's liquidity was approximately $6.2 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2016.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$46,614	37.0%	0.78%	$3,214	18
ED&F Man Capital Markets, Inc.	41,013	32.6%	0.71%	2,244	29
South Street Securities, LLC	38,364	30.4%	0.74%	2,087	22
	$125,991	100.0%	0.74%	$7,545	23

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of September 30, 2016, such instruments were comprised entirely of Eurodollar futures contracts. The tables below present information related to outstanding Eurodollar futures contracts at September 30, 2016.

($ in thousands)
As of September 30, 2016
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$56,000	1.77%	0.92%	$(119)
2017	56,000	2.23%	1.00%	(688)
2018	43,000	2.21%	1.13%	(465)
2019	30,000	1.63%	1.27%	(108)
Total / Weighted Average	$44,000	2.05%	1.09%	$(1,380)

($ in thousands)
As of September 30, 2016
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$26,000	2.00%	0.92%	$(70)
2017	26,000	2.49%	1.00%	(385)
2018	26,000	2.16%	1.14%	(267)
2019	26,000	1.65%	1.27%	(97)
2020	26,000	1.95%	1.43%	(136)
2021	26,000	2.22%	1.60%	(162)
Total / Weighted Average	$26,000	2.09%	1.27%	$(1,117)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at September 30, 2016 was $5.62.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At September 30, 2016, the Company's stockholders' equity was $71.0 million, with 12,631,627 Class A Common shares outstanding.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The economic trends in place over the course of the first and second quarters of 2016 reversed in the third quarter and into the fourth.  The broadest measure of economic growth in the United States, gross domestic product, or "GDP", appears to have rebounded back to around 2%, the level widely considered to be at or slightly above trend growth in the United States in the post Great Recession world. Interest rates, after falling precipitously early in the year and again after passage of the referendum in the United Kingdom known as "Brexit", have since stabilized and, earlier this month, moved back above levels seen just before the Brexit vote on June 23, 2016.  In fact, the yield on the 10 year US Treasury reached an all-time low yield shortly after the Brexit vote.  However, while the slow growth witnessed in the US over the first half of the year has ended, economic growth is by no means robust.  Many of the drags on growth, predominantly in the manufacturing and energy sectors, have stabilized but have not recovered meaningfully. The strongest sectors of the economy, the housing, consumer and labor markets, continue to perform relatively well and drive economic growth.  However, the net of all this activity appears to be modest growth accompanied by increasing, but not excessive, inflation.  Second quarter GDP growth was 1.4% and GDP growth for the third quarter was initially reported on October 28, 2016, at 2.9%. Inflation, especially the Federal Reserve's (the "Fed") preferred measure, personal consumption expenditures, was reported at 1.6% on the core level late last week.  Base line effects resulting from the sharp drop in oil prices in late 2014 and 2015 should cause this measure to continue to move towards 2%, the Fed's target level.

"These conditions should allow the Fed to remove accommodation at a very gradual pace. To wit, the market now expects the Fed to raise rates before year end, probably at its December meeting. Public comments by various Fed governors and committee members have been consistent in supporting this expectation. Assuming incoming economic data remains supportive and financial conditions do not deteriorate, we expect the Fed to move rates higher by 25 bps at its December meeting. Nonetheless, it is equally likely, in the eyes of most market participants, that the Fed will not raise rates aggressively in 2017 and beyond. Public comments by the Fed officials described above are also consistent with this expectation. Accordingly, we expect the level of the U.S. Federal Funds ("Fed Funds") rate, and funding levels generally, only to move modestly higher over the next few years.

"With this backdrop in the economy and rates market, the mortgage market has performed well over the course of the third quarter of 2016. From a price perspective, the slight increase in rates over the course of the third quarter – the US treasury curve flattened modestly as two year yields increased by approximately 17.5 bps while the ten year treasury yields increased by approximately 12.5 bps – coupled with expectations that prepayment speeds would moderate, enabled 30 year fixed rate mortgages to tighten in spread to comparable duration treasuries. In fact, with rates up, prices of 30 year fixed rate 3% through 4.5% securities increased. The same is true of higher coupon 15 year, fixed rate securities, although to a lesser extent. From a prepayment perspective, speeds accelerated into the late summer post-Brexit and appear to have peaked in August, based on the report issued in early September.  However, speeds moderated only modestly in September – based on the report issued in early October.  Going forward the combination of higher rates – the MBA survey rate issued on October 20, 2016 was the highest since just before the Brexit vote – coupled with the seasonal slowdown in prepayments, should cause prepayment rates to decrease further. This in turn should be supportive of mortgage valuations. In addition, the Fed appears intent on continuing the reinvestment of pay-downs on its MBS holdings, and banks, particularly large banks, continue to add to their MBS holdings, both in securitized and whole-loan form.  Both of these trends are supportive of mortgage valuations as well.  A potential pitfall would be if the Fed, in an effort to steepen the curve, terminated, or significantly reduced, its reinvestment of pay-downs. Governor Eric Rosengren of the Boston Fed recently hinted at this possibility, although Fed leadership, Chair Yellen, Vice Chair Fischer and NY Fed governor Dudley, have not.

"A second consideration for mortgage valuations is pay-up premiums on call-protected securities.  We have a significant allocation of its portfolio to these securities. In spite of the increase in rates during the third quarter, and continuing into the fourth quarter, such pay-up premiums remain elevated, consistent with prepayment speeds. Going forward, if prepayment speeds moderate further, call protected security pay-up premiums could diminish. The Company will have to weigh the potential risks of continued pay-up premium erosion versus the need for prepayment protection as speeds have moderated only modestly so far.

"As we have discussed previously, beginning with the tax year 2015 Bimini is no longer a REIT for Federal income tax purposes.  Earlier this year we announced that we would take steps to take advantage of net operating losses available at both Bimini and our former mortgage company.  Incidentally, we recently changed the name of our former mortgage company from MortCo TRS, LLC to Royal Palm Capital, LLC ("Royal Palm"). The steps contemplated involved moving the MBS portfolio from Bimini to Royal Palm, among other things.  We took the initial steps in late 2015 and continued to do so during the first two quarters of 2016.  The process was completed during the third quarter of 2016, and now, the entire MBS portfolio resides at Royal Palm.  Going forward, the results of the MBS portfolio will continue to be presented as if the portfolio resides at Bimini, but this is simply because Royal Palm, as a 100% owned subsidiary, is consolidated. The second aspect of our operations is the advisory services performed by Bimini Advisors, another Bimini subsidiary, which is the external manager of Orchid.  Going forward discussions of the results of operations will be divided into these two areas.

"Over the course of the third quarter of 2016 we increased the capital allocated to our MBS portfolio from $11.3 million to $13.5 million.  The portfolio continues to be biased towards higher coupon, fixed rate securities with various forms of prepayment protection, interest only and inverse interest only securities, and funding hedges positioned primarily on the belly of the curve. As the portfolio grew during the quarter, all of the capital was allocated to the PT MBS portfolio initially.  This caused the capital allocation to move heavily in favor of PT MBS, from 73.7% at June 30, 2016 to 80.4% at September 30, 2016. We have added to our IIO position since quarter end and will continue to migrate the allocation of capital into more balance going forward.  The net effect of economic and market developments in the period ended September 30, 2016 described above resulted in a small negative mark to market adjustment on our combined MBS portfolio and associated hedges, of approximately $0.02 million, and the portfolio generated a 7.9% return on invested capital for the period – not annualized.  The returns for the two sub-portfolios were both positive with the modest market sell-off we experienced.  The MBS pass-through portfolio generated a return on invested capital of 10.3%, inclusive of modest mark to market gains of approximately $0.04 million. Conversely, the structured securities portfolio generated a return of 1.3%, as small mark to market gains enhanced net positive, albeit modest, interest income generated by the securities of $0.02 million.  Prepayments on the pass-through portfolio increased from 7.8 CPR for the second quarter of 2016 to 9.4 CPR for the third quarter of 2016.  The structured securities portfolio decreased slightly from 20.4 CPR during the second quarter to 19.7 CPR in the third quarter of 2016.  Combined the portfolio speed increased from 12.6 CPR in the second quarter of 2016 to 13.6 CPR in the third quarter.

"Bimini has owned shares of Orchid since Orchid's inception.  During the fourth quarter of 2015 we added additional shares of Orchid at the Royal Palm level. We own these shares as proxies for exposure to the MBS portfolio although the dividends received on all of our Orchid shares are not a component of the total return of our MBS operations described above.  For the third quarter of 2016, the dividends on the Orchid shares were $0.6 million and we recorded $0.2 million on mark to market gains on the Orchid shares.

"The advisory services operations generated revenues of $1.4 million for the third quarter of 2016.  Such revenues are a function of the size of the capital base of Orchid, as adjusted, and the prorated allocation of certain Bimini overhead expenses, in both cases in accordance with the terms of the management agreement between the parties.

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2016, and December 31, 2015, and the unaudited consolidated statements of operations for the nine and three months ended September 30, 2016 and 2015. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	September 30, 2016	December 31, 2015
ASSETS
Mortgage-backed securities	$133,601,678	$83,988,399
Cash equivalents and restricted cash	6,140,757	6,712,483
Investment in Orchid Island Capital, Inc.	14,536,275	13,852,707
Accrued interest receivable	487,409	351,049
Retained interests	1,466,342	1,124,278
Deferred tax assets, net	62,940,974	64,832,242
Other assets	6,356,300	6,194,267
Total Assets	$225,529,735	$177,055,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$125,991,032	$77,234,249
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	-	1,859,277
Other liabilities	1,750,071	2,617,399
Total Liabilities	154,545,543	108,515,365
Stockholders' equity	70,984,192	68,540,060
Total Liabilities and Stockholders' Equity	$225,529,735	$177,055,425
Class A Common Shares outstanding	12,631,627	12,373,294
Book value per share	$5.62	$5.54

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
Interest income	$2,950,323	$3,277,241	$1,107,783	$995,985
Interest expense	(496,512)	(305,726)	(194,539)	(107,392)
Net interest income, before interest on junior subordinated notes	2,453,811	2,971,515	913,244	888,593
Interest expense on junior subordinated notes	(818,169)	(743,603)	(278,196)	(252,142)
Net interest income	1,635,642	2,227,912	635,048	636,451
(Losses) gains on MBS and derivative agreements	(1,682,958)	(2,912,654)	162,702	(1,706,180)
Net portfolio (loss) income	(47,316)	(684,742)	797,750	(1,069,729)
Other income	8,473,105	4,237,106	3,176,199	61,757
Expenses	(4,080,964)	(8,189,739)	(1,357,168)	(1,344,306)
Net Income (loss) before income tax provision	4,344,825	(4,637,375)	2,616,781	(2,352,278)
Income tax provision	2,117,899	902,226	1,437,544	293,915
Net income (loss)	$2,226,926	$(5,539,601)	$1,179,237	$(2,646,193)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.17	$(0.45)	$0.09	$(0.21)
CLASS B COMMON STOCK	$0.17	$(0.45)	$0.09	$(0.21)

	Three Months Ended September 30,
Key Balance Sheet Metrics	2016	2015
Average MBS(1)	$122,219,838	$115,437,365
Average repurchase agreements(1)	114,857,881	107,441,616
Average stockholders' equity(1)	70,390,739	5,048,774

Key Performance Metrics
Average yield on MBS(2)	3.63%	3.45%
Average cost of funds(2)	0.68%	0.40%
Average economic cost of funds(3)	1.00%	0.47%
Average interest rate spread(4)	2.95%	3.05%
Average economic interest rate spread(5)	2.63%	2.98%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, November 9, 2016, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414. International callers dial (408) 940-3877.  The conference passcode is 13479911.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com